UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2014

VESTIN REALTY MORTGAGE I, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125347	20-4028839
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W. SUNSET ROAD #200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Company (“VRTA”) announced that on March 20, 2014 the independent members of its Board of Directors approved a proposal whereby VRTA and Vestin Realty Mortgage II, Inc. (“VRTB”) will exchange interests in certain parking and storage properties currently held by VRTA and VRTB for interests in certain office buildings currently held by MVP REIT, Inc. (“MVP”).

Under the terms of the proposed transaction, VRTA and VRTB will collectively transfer to MVP the following property interests:  their 68% interest in a Ft. Lauderdale Parking Facility, their 95% interest in the Memphis Court, Memphis Poplar, Kansas City and St. Louis Parking Facilities and their 49% interest in the Red Mountain Storage Facility (the “Acquired Properties”).  MVP will assume all indebtedness incurred by VRTA and VRTB in connection with their acquisition of interests in the Acquired Properties. In addition, pursuant to its agreement with VRTA and VRTB, MVP will pay to VRTA and VRTB an amount equal to their respective investments in the Acquired Properties plus a 7.5% annual cumulative return less any distributions received by VRTA and VRTB (the “Contractual Return”).

Under the terms of the proposed transaction, VRTA and VRTB will receive from MVP  its entire interest in four office buildings located at 8860 West Sunset Road, Las Vegas, Nevada, 8905 Post Road, Las Vegas, Nevada, 8925 Post Road, Las Vegas, Nevada and 8945 Post Road, Las Vegas, Nevada (the “Transferred Properties”).  VRTA and VRTB will assume their respective pro rata share of the indebtedness incurred by MVP in connection with its acquisition of the Transferred Properties.

For purposes of the proposed transactions, the value of the properties to be exchanged was based upon their purchase price as all of the real estate assets were acquired during the previous nine months.  The aggregate purchase price for VRTA and VRTB’s interests in the Acquired Properties is approximately $14 million and the related indebtedness is approximately $5 million, resulting in a net value for purposes of the exchange of approximately $9 million.  In addition, MVP is obligated to pay VRTA and VRTB approximately $500,000 as their Contractual Return on the Acquired Properties.  The aggregate purchase price for MVP’s interests in the Transferred Properties is $25 million and the related indebtedness is approximately $14 million, resulting in a net value for purposes of the exchange of approximately $11 million.  In light of the difference between the net value to be received by VRTA and VRTB and the net value transferred by VRTA and VRTB, VRTA and VRTB will pay MVP approximately $1.4 million.  The transaction is expected to close in the next thirty days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE I, INC.

	By	Vestin Mortgage, LLC, its sole manager

Date: March 26, 2014	By	/s/ Tracee Gress
Tracee Gress
Chief Financial Officer